UNIVERSAL SECURITY INSTRUMENTS,  INC.
                        7-A Gwynns Mill Court
                     Owings Mills, Maryland 21117

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held on September 28, 2000


    To the Shareholders of Universal Security Instruments, Inc.:

    The Annual Meeting of Shareholders of UNIVERSAL SECURITY INSTRUMENTS, INC. will be held at the Hilton Garden Inn, 4770 Owings Mills Boulevard, Owings Mills, Maryland 21117, on Thursday, September 28, 2000, at 10:30 a.m. for the following purposes:

    1. To elect a Board of three directors to serve until the next annual meeting and until their successors have been elected and qualify.

    2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on July
31, 2000 will be entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors,


                              HARVEY B. GROSSBLATT
                              Secretary


DATED:  August 17, 2000


IMPORTANT - YOUR PROXY IS ENCLOSED. Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                         PROXY STATEMENT


     The enclosed proxy is solicited by the Board of Directors of Universal Security Instruments, Inc. the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on September 28, 2000 or any adjournments thereof. The proxy is revocable at any time before exercise by written notice to the Secretary of the Company, 7-A Gwynns Mill Court, Owings Mills, Maryland 21117.

     Only shareholders of record at the close of business on July 31, 2000 (the "Record Date") will be entitled to notice of and to vote at the meeting. The number of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") outstanding on July 31, 2000 and entitled to vote at the meeting is 912,270 shares, each having one vote.


                         BENEFICIAL OWNERSHIP

     The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date:

Name and address               Shares beneficially    Percent
of beneficial owner            owned                  of class(1)

Michael Kovens                 333,3432               34.0%
7-A Gwynns Mill Court
Owings Mills, Maryland 21117

Stephen C. Knepper             105,3602               10.7%
7-A Gwynns Mill Court
Owings Mills, Maryland 21117

Bruce Paul                     129,400                14.2%
One Hampton Road
Purchase, New York
______________________________

(1) For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of July 31, 2000 are deemed to be outstanding.

(2) For information regarding the nature of beneficial ownership of stock owned by Messrs. Kovens and Knepper, please see footnotes 2 and 3, under INFORMATION REGARDING STOCK
    OWNERSHIP OF MANAGEMENT.

                        ELECTION OF DIRECTORS

     At the 2000 Annual Meeting, three directors will be elected to hold office for the ensuing year and until their successors are elected and qualify. Under the Company's bylaws, directors are elected by the vote of a majority of the Company's outstanding shares of Common Stock. Consequently, the withholding of votes, abstentions and broker non-votes with respect to shares of Common Stock otherwise present at the Annual Meeting in person or by proxy may have an effect on the outcome of this vote.

     Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the five nominees listed below. Pursuant to the Company's By-laws, the three nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.

                          Principal occupation           Director
Name                 Age  for past five years            since

Stephen C. Knepper. .56   Director; Chairman of the      1970
                          Board of the Company 1970
                          through July 1996; Vice
                          Chairman of the Board
                          since August 1996.

Michael Kovens. . . .57   Director; President of the     1970
                          Company 1970 through July
                          1996; Chairman of the
                          Board since August 1996.

Harvey Grossblatt . .54   Director since September       1996
                          1996; President since July
                          July 1996; Chief Financial
                          Officer since April 1997;
                          Executive Vice President
                          of the Company from December
                          1986 through June 1996;
                          Secretary and Treasurer of
                          the Company since September
                          1988; Vice President and Chief
                          Financial Officer of the Company
                          from October 1983 through May 1995.

     During the fiscal year ended March 31, 2000, the Board of Directors held one regular meeting at which all of the directors were present.

Committees and Meetings of the Board of Directors

     For the fiscal year ended March 31, 2000, the Company did not have a standing Nominating Committee or Compensation Committee of the Board of Directors, or committees performing similar functions. The Company's Audit Committee consisted of its two independent directors, both of whom resigned during the year. The Audit Committee is to recommend to the Board the selection of the independent public accountants, review with such accountants and management the financial statements of the Company, discuss with the accountants the results of the audit and internal accounting procedures and controls, and review any proposed related party transactions. These functions are currently being performed by the Board of Directors.

Compensation of Directors

     For the fiscal year ended March 31, 2000, directors employed by the Company received no additional compensation for serving as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and each person who owns more than 10% of the outstanding Common Stock file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of Common Stock. To the Company's knowledge, all of the required persons complied with the filing requirements applicable.

         INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT

     As of July 31, 2000, the shares of the Company's Common
Stock owned beneficially by each director, by each executive officer and by all directors and officers as a group were as follows:

                                Amount and nature of   Percent of
Name of beneficial owner        beneficial ownership   class(1)

Michael Kovens. . . . . . . . . .      333,3432          34.0%

Stephen C. Knepper. . . . . . . .      105,3603          10.7%

Harvey Grossblatt . . . . . . . .       31,2724           3.3%

All directors and officers as
 a group (3 persons included) . .      469,975           43.8%
_________________________________

(1) For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of July 31, 2000 are deemed to be outstanding pursuant to options granted under the Company's Non-Qualified Stock Option Plan.

(2) Includes 68,750 shares which Mr. Kovens presently has the right to acquire pursuant to options granted under the Company's Non-Qualified Stock Option Plan and 5,048 shares held by Mr. Kovens' adult children.

(3) Includes 68,750 shares which Mr. Knepper presently has the right to acquire pursuant to options granted under the Company's Non-Qualified Stock Option Plan and 4,487 shares held by Mr. Knepper's adult children.

(4) Includes 24,000 shares which Mr. Grossblatt presently has the right to acquire pursuant to options granted under the Company's Non-Qualified Stock Option Plan.

                        EXECUTIVE COMPENSATION


Table I.  Summary Compensation Table
     The following table reflects the aggregate amount paid or accrued by the Company in its three most recent fiscal years, for each executive officer whose compensation exceeded $100,000 in the fiscal year ended March 31, 2000.

                                          Long Term Compensation
Name and                                      Awards     Payouts
Principal            Annual Compensation  Stock            LTIP  All Other
Position    Year   Salary    Bonus  Other Awards Options Payouts Compensation

Michael
 Kovens     2000  $175,000  75,000   -     -     23,750     -      $   -0-
Chairman    1999  $175,000     -     -     -     12,500     -      $   -0-
 of the     1998  $175,000     -     -     -     15,000     -      $   -0-
 Board

Harvey
 Grossblatt 2000  $122,500  10,000   -     -        -       -      $   -0-
President,  1999  $122,500     -     -     -      6,250     -      $   -0-
 Secretary  1998  $122,500     -     -     -        -       -      $   -0-
 and Treasurer


Table II.  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
           Option/SAR Values

     The following table sets forth information concerning the number and value of unexercised options held as of March 31, 2000 by each executive officer whose compensation exceeded $100,000 in the year then ended:

                                               Number of
                                              Securities         Value of
                                              Underlying       Unexercised
                                              Unexercised      In-The-Money
                                                Options          Options
                      Shares                SARS at FY-End    SARS at FY-End
                     Acquired      Value    Exer-  /Unexer-   Exer-  /Unexer-
Name               on Exercise   Realized   cisable/cisable   cisable/disable

Michael Kovens          -            -      68,750 /  -0-      4,797 /  -0-
Harvey Grossblatt       -            -      24,000 /  -0-     13,844 /  -0-


Table III.  Option/SAR Grants in Last Fiscal Year (Individual Grants)

     The following table sets forth information concerning the number and percentage of total options to each executive officer whose compensation exceeded $100,000 in the fiscal year ended March 31, 2000:

                      Number of      Percent of
                     Securities    Total Options/
                     Underlying     SARS Granted   Exercise
                    Options/SARS    To Employees      or
Name                  Granted     In Fiscal Year  Base Price
Expiration Date
Michael Kovens         23,750          32.3%        1-5/16
9/26/04

                          OTHER MATTERS

     The solicitation of proxies will be made by mail, at the expense of the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Subsequent solicitations may be made by mail, telegraph, telephone or any other appropriate means.

     The Board of Directors of the Company is not aware of any other matter which may be presented for action at the Annual Meeting, but should any such matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, and discretionary authority to do so is provided for in the proxy.

     Grant Thornton LLP is the firm of certified public accountants selected by the Board of Directors of the Company to audit the books and accounts of the Company for the fiscal year ended March 31, 2000. It is anticipated that representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions.

     Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                       By Order of the Board of Directors,



                                       HARVEY B. GROSSBLATT
                                       Secretary


Dated: August 17, 2000